UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 7, 2012

Date of Report (Date of earliest event reported)

Pulse Electronics Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-05375	23-1292472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12220 World Trade Drive
San Diego, CA 92128
(Address of principal executive offices)

(858) 674-8100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 7, 2012, Pulse Electronics Corporation, a Pennsylvania corporation (the “Company”), issued a press release regarding its results of operations for its fiscal quarter ended September 28, 2012 (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 hereto relating to the announcement of the results of operations for the quarter ended September 28, 2012 and all other matters except for those discussed under Item 8.01 below shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filings.

Item 8.01.	Other Events.

In the Press Release, the Company also announced that it has entered into definitive agreements to recapitalize the Company with certain affiliates of investment funds managed by Oaktree Capital Management, L.P. (collectively, “Oaktree”) pursuant to which Oaktree will invest approximately $102.7 million in the Company. The recapitalization will occur in two phases; the initial phase of the recapitalization will consist of the following: (1) a $75 million senior secured Term Loan A, of which $55 million will be used by the Company to retire outstanding debt under the Company’s existing senior secured credit facility and $20 million will be used by the Company for working capital and general business purposes, (2) a $27.685 million secured Term Loan B, to be issued in exchange for approximately $27.685 million of the Company’s outstanding 7% senior convertible notes due December 2014 (the “Senior Convertible Notes”) currently held by Oaktree, (3) the issuance to Oaktree of shares of the Company’s common stock such that, when taking into account common stock and warrants which Oaktree owns prior to the closing, will represent approximately 49% of the outstanding common stock of the Company and (4) the issuance to Oaktree of a warrant to purchase 19.9% of the common stock of Technitrol Delaware, Inc., the Company’s wholly-owned subsidiary.  Such warrant will terminate upon issuance of shares of a new class of non-voting preferred stock of the Company. The interest rate on the Term Loan A will be 12% per annum and the interest rate on Term Loan B will be 10% per annum.  Interest on each term loan is payable-in-kind for the first three years of the loans.  The term loans will mature five years after their closing date and will be secured by a first lien on the collateral that currently secures the Company’s outstanding senior secured credit facility and Company’s available unencumbered assets.  The term loans are non-amortizing and may be prepaid without any penalty.  Term Loan B will not be junior to Term Loan A, however, Term Loan B may not be repaid until Term Loan is paid in full.  The Company expects to close the initial phase on or about November 19, 2012.

As part of the initial phase of the recapitalization, Oaktree will be issued shares of a new class of non-voting preferred stock as soon as the Company’s shareholders approve an amendment to the Company’s articles of incorporation to authorize issuance of such non-voting preferred stock at a special shareholder meeting.  If the Company’s shareholders do not approve the amendment, Oaktree will be entitled to exercise a warrant to purchase 19.9% of the common stock of Technitrol Delaware, Inc.  However, if the non-voting preferred is authorized and issued to Oaktree, the subsidiary warrant will be terminated.  Following the issuance of the preferred stock from time to time after completion of the second phase of the recapitalization, in the event Oaktree’s percentage ownership of outstanding shares of common stock falls below 49%, the Company will issue to Oaktree shares of Pulse common stock that it is ultimately entitled to in the recapitalization in order to maintain Oaktree’s ownership of then outstanding Pulse common stock at 49% until such time as it has received all such shares of common stock. Once all the convertible senior notes are retired, the new preferred stock will automatically convert into additional shares of the Company’s common stock such that Oaktree would hold 64.3795% of the equity of the Company (on a fully diluted basis immediately following the closing and without giving effect to shares of common stock and warrants owned by Oaktree prior to this recapitalization).

The second phase of the recapitalization is expected to occur during 2013.  In the second phase, the Company will offer each holder of its outstanding Senior Convertible Notes (other than Oaktree), the option to receive new debt under secured Term Loan B in exchange for its Senior Convertible Notes at up to 80% of the par amount as well as shares of the Company’s common stock.  To the extent the holders 90% of the Senior Convertible Notes, including those exchanged by Oaktree in the initial phase, exchange their Senior Convertible Notes in the optional exchange, then the $27.685 million portion of Oaktree’s Term Loan B will be reduced by 20%.

 Pursuant to the Investment Agreement by and among the Company, its subsidiaries, Oaktree and certain affiliated investment funds managed by Oaktree, Oaktree will have the right to designate (i) up to three individuals to the Company's slate of director nominees at any shareholder meeting so long as Oaktree owns at least 50% of the stock which it received as part of the recapitalization, (ii) up to two individuals to the Company's slate of director nominees at any shareholder meeting, so long as Oaktree owns less than 50% but more than 25% of the stock it received as part of the recapitalization and (iii) one individual to the Company's slate of director nominees at any shareholder meeting so long as Oaktree owns  less than 25% but greater than 5% of the stock it received as part of the recapitalization.

The issuance of new shares of the Company’s common stock in the recapitalization with Oaktree would normally require shareholder approval under the shareholder approval policy of the New York Stock Exchange.  The Company’s audit committee pursued an exception to the shareholder approval requirement provided in the NYSE’s shareholder approval policy on the basis that delaying the recapitalization to obtain shareholder approval would jeopardize the financial viability of the Company.  The NYSE has accepted the Company’s application for the exception.

The foregoing summary of the transaction with Oaktree is qualified in its entirety by reference to the text of the definitive agreements to be included as exhibits to the Company’s Current Report on Form 8-K to be filed on or about November 13, 2012.

Item 9.01 Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description.

99.1	Press Release dated November 7, 2012 regarding the Company’s results of operations for the fiscal quarter ended September 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Electronics Corporation

Date: November 7, 2012	By:	/s/ Drew A. Moyer
Drew A. Moyer
Senior Vice President and Chief Financial Officer